SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  April 23, 1996
                                                   --------------
                                                   (April 8, 1996)

                    Atlantic American Corporation
                    -----------------------------
           (Exact name of registrant as specified in its charter)


    Georgia                       0-3722                 58-1027114
- ---------------              ----------------        ------------------
(State or other              (Commission File          (IRS Employer
jurisdiction of                   Number)            Identification No.
incorporation)

 4370 Peachtree Road, N.E., Atlanta, Georgia            30319
 -------------------------------------------          ----------
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  (404) 266-5500





- --------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)








                             Exhibit Index at Page 4



                                   Page 1 of 5
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Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

     On April 8, 1996, Atlantic American Corporation (the "Company") completed the previously announced disposition of its approximately 82% interest in Leath Furniture, LLC (f/k/a Leath Furniture, Inc.) ("Leath") to Gulf Capital Services, Ltd. ("Gulf Capital"). The Company received approximately $5.3 million cash for its interest in Leath, all of which was used to reduce outstanding indebtedness of the Company. As a result of the transaction, Leath's balance sheet and results of operations will no longer be reflected in the Company's financial statements.

      Gulf Capital is an entity that is controlled by J. Mack Robinson, the Chairman of the Board of the Company, but is not part of the Atlantic American Corporation group of companies.


Item 7.  Financial Statements and Exhibits.
         ----------------------------------

      (a)  Financial statements of businesses acquired.

           Not Applicable.

      (b)  Pro forma financial information.

                Financial information that gives effect to the disposition of the Company's interest in Leath is contained in the Company's financial statements included as Item 14 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and is incorporated herein by reference.

      (c)  Exhibits

           99.1 --   Press Release issued April 10, 1996






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                              SIGNATURE
                              ---------

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ATLANTIC AMERICAN CORPORATION



                               By: /s/ JOHN W. HANCOCK
                                   ----------------------------
                                   Name:  John W. Hancock
                                   Title: Senior Vice President
                                             and Treasurer

Date:  April 23, 1996








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